CONTACT:

David Fry

Executive Vice President and Chief Financial Officer

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL TO SPEAK TO INSTITUTIONAL INVESTORS

LAKE SUCCESS, NY – December 4, 2008 — Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Savings Bank, FSB (the “Bank”), today announced that, through an arrangement with Raymond James & Associates, Inc., it will make a presentation to a group of institutional investors at the Company’s executive offices in Lake Success, New York on Friday, December 5, 2008.

John R. Buran, Flushing Financial’s President and Chief Executive Officer, and David W. Fry, Flushing Financial's Executive Vice President and Chief Financial Officer, will make the presentation.

WHO

Flushing Financial Corporation is the parent holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the FDIC. The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its fourteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which enables the Bank to expand outside of its current geographic footprint. In 2007, the Bank established Flushing Commercial Bank, a wholly-owned subsidiary, to provide banking services to public entities including counties, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.

WHAT	Presentation to institutional investors through an arrangement with Raymond James & Associates, Inc.
WHERE/WHEN	The Company’s Executive Offices in Lake Success, New York on December 5, 2008.
PRESENTATION

The presentation will focus on the Company’s performance and its strategic operating objectives. The presentation will be available on the Company’s website, www.flushingsavings.com, on Friday, December 5, 2008, and will remain available through December 31, 2008.

RECENT NEWS

•      December 3, 2008 - Flushing Financial Corporation Annonuces Preliminary Approval for $70 Million of Capital from U.S. Treasury Capital Purchase Program.

•      November 18, 2008 - Flushing Financial Corporation Declares Quarterly Dividend of $0.13 Per Share.

•      October 22, 2008 – Flushing Financial Corporation Reports 2008 Third Quarter and Nine Months Ended Results.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingsavings.com.

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